As filed with the Securities and Exchange Commission on September 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	43-1273600
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

501 North Broadway

St. Louis, Missouri 63102

(Address of principal executive offices)

314-342-2000

(Registrant’s telephone number, including area code)

James M. Marischen

Chief Financial Officer

Stifel Financial Corp.

501 North Broadway

St. Louis, Missouri 63102

314-342-2000

(Name and address of agent for service)

Copies to:

Mark P. Fisher, Esq. Senior Vice President, General Counsel and Corporate Secretary Stifel Financial Corp. One Montgomery Street, Suite 3700 San Francisco, California 94104 415-364-2500	James L. Nouss, Jr., Esq. Robert J. Endicott, Esq. Todd M. Kaye, Esq. Bryan Cave Leighton Paisner LLP 211 North Broadway, Suite 3600 St. Louis, Missouri 63102 314-259-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

STIFEL FINANCIAL CORP.

Common Stock ● Preferred Stock ● Debt Securities ● Warrants

Depositary Shares ● Subscription Rights

Purchase Contracts ● Purchase Units

Common Stock

Offered by the Selling Securityholders

We may offer from time to time shares of our common stock, shares of our preferred stock, senior debt securities, subordinated debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time, in one or more transactions. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately.

We will provide specific terms of any offering of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest in any of our securities.

Our common stock is traded on the New York Stock Exchange, or the NYSE, and the NYSE Chicago (formerly known as the Chicago Stock Exchange) under the symbol “SF.” Unless we state otherwise in a prospectus supplement, we will not list any of the preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units on any securities exchange.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We or any selling security holder may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is September 14, 2023.

We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus and applicable prospectus supplements in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with additional information described under the heading “Where You Can Find Additional Information.”

Unless the context indicates otherwise, all references in this prospectus to “the Company,” “our company,” “us,” “we” and “our” refer to Stifel Financial Corp. and its wholly-owned subsidiaries, including Stifel Bank & Trust, or Stifel Bank.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than the portions provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 17, 2023 (which shall exclude any ratings from any of the ratings agencies);

•

our Definitive Proxy Statement for the 2023 Annual Meeting of Shareholders, filed with the SEC on April  28, 2023 (solely to the extent incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022);

•

our Quarterly Reports on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 4, 2023, and for the six months ended June 30, 2023, filed with the SEC on August 9, 2023 (which shall exclude any ratings from any of the rating agencies); and

•

our Current Reports on Form 8-K filed with the SEC on April 26, 2023, June  7, 2023 and August 11, 2023 (except, in any such case, the portions thereof furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise).

We maintain a website at www.stifel.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by telephone to (314) 342-2000 or by mail to Stifel Financial Corp., 501 North Broadway, St. Louis, Missouri 63102, attention: Corporate Secretary.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that are based upon our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect” and similar expressions. These forward-looking statements cover, among other things, statements made about general economic, political, regulatory, and market conditions, the investment banking and brokerage industries, our objectives and results, and also may include our belief regarding the effect of various legal proceedings, management expectations, our liquidity and funding sources, counterparty credit risk, or other similar matters. All statements in this prospectus and the information incorporated by reference in it not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, and Jume 30, 2023, which are incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, our past results of operations do not necessarily indicate our future results.

Forward-looking statements speak only as to the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. We disclaim any intent or obligation to update these forward-looking statements except as required by law. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

THE COMPANY

Stifel Financial Corp. is a Delaware corporation and a financial holding company headquartered in St. Louis, Missouri. We have built a diversified business serving private clients, institutional investors, and investment banking clients located across the country. Our headquarters are located at 501 North Broadway, St. Louis, Missouri 63102, and our telephone number is (314) 342-2000. We maintain a website at www.stifel.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, before making an investment decision, including those risks identified under “Risk Factors” in Item 1A of Part I in our Annual Report on Form 10-K for the year ended December 31, 2022 and in Item 1A of Part II in our Quarter Reports on Form 10-Q for the three months ended March 31, 2023, and for the six months ended June 30, 2023, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our securities to decline.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF THE SECURITIES

We may offer from time to time, in one or more offerings, the following securities:

•	shares of common stock, which may be voting or non-voting;

•	shares of preferred stock, which may be voting or non-voting;

•	debt securities, which may be senior or subordinated, convertible into shares or our capital stock and secured or unsecured;

•	warrants;

•	depositary shares;

•	subscription rights;

•	purchase contracts; or

•	purchase units.

In addition, the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell shares of common stock in one or more offerings.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units that may be offered under this prospectus by us or by selling security holders. The terms of the offering of securities, the initial offering price and net proceeds to us will be contained in the prospectus supplement and other filings relating to such offering.

PLAN OF DISTRIBUTION

General

We or selling security holders may sell the securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:

•	to or through underwriters for resale to the purchasers, which underwriters may act directly or through a syndicate represented by one or more managing underwriters;

•	directly to one or more purchasers, through a specific bidding, auction or other process;

•	through agents or dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for outstanding indebtedness; or

•	through a combination of any of these methods of sale.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we or selling security holders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We or selling security holders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We or the selling security holders will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or the selling security holders must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling security holders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or the selling security holders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us or the selling security holders to indemnification by us or the selling security holders against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Market-Making, Stabilization and Other Transactions

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE and the NYSE Chicago. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any of the preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units on any securities exchange; any such listing with respect to any particular security will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

Conflicts of Interest

Keefe, Bruyette & Woods, Inc., or KBW, our broker-dealer subsidiary, and Stifel, Nicolaus & Company, Incorporated, or Stifel, our investment banking subsidiary, are members of FINRA and may participate in distributions of the offered securities. Since we own more than 10% of the common equity of KBW and Stifel, a “conflict of interest” will exist for KBW and/or Stifel within the meaning of FINRA Rule 5121(f)(5)(B) if they participate in any offering of the offered securities. Additionally, KBW and/or Stifel and one or more of their respective affiliates, as defined in FINRA Rule 5121, will have a conflict of interest as defined in Rule 5121(f)(5)(C)(ii) to the extent they receive more than 5% of the net proceeds of any offering of the offered securities. Accordingly, offerings of the offered securities in which KBW or Stifel participates will be conducted pursuant to Rule 5121. To comply with Rule 5121, KBW or Stifel, as applicable, will not confirm sales of the offered securities to any account over which KBW or Stifel, as applicable, exercises discretionary authority without the prior written approval of the customer. In addition, pursuant to Rule 5121, a “qualified independent underwriter” (as defined in Rule 5121) may be required to participate in certain offerings. A qualified independent underwriter must participate in the preparation of the prospectus supplement with respect to such offerings and must exercise the usual standards of due diligence with respect thereto.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common stock in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, and in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, which we incorporate by reference into this registration statement.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such securities will be passed upon for Stifel Financial Corp. by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of Stifel Financial Corp. appearing in Stifel Financial Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Stifel Financial Corp.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if applicable). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Rating agency fees		**
Trustee fees and expenses		**
Printing and distribution		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent fees and expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance on Rule 456(b) and 457(r).
**

These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. The following is a summary of Section 145 of the General Corporation Law of the State of Delaware (“Delaware Law”).

Subject to restrictions contained in Delaware Law, a corporation may indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A present or former director or officer who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the stockholders. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

The Registrant’s Second Restated Certificate of Incorporation provides generally that no director or officer shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except to the extent such exemption from liability or limitation thereof is not permitted under Delaware Law, as the same exists or hereafter may be amended.

Section 7.1 of the Registrant’s Second Amended and Restated By-Laws provides that the Registrant is obligated to indemnify each person who is or was a director or officer of the Registrant (or is or was serving as a director, officer or employee of any other enterprise at the request of the Registrant) to the fullest extent authorized by Delaware Law and the Second Restated Certificate of Incorporation. Section 7.3 of the Registrant’s Second Amended and Restated By-Laws provides that, to the extent such person is not covered by the Section 7.1 thereof, each person who is or was an employee or agent of the Registration (or is or was serving as a employee or agent of any other enterprise at the request of the Registrant) may be indemnified to the extent authorized at any time or from time to time by the Registrant’s board of directors.

In addition, Delaware Law and the Registrant’s Second Amended and Restated By-Laws authorize the Registrant to purchase insurance for its directors and officers insuring them against certain risks as to which the Registrant may be unable lawfully to indemnify them. The Registrant has purchased insurance coverage for its directors and officers as well as insurance coverage to reimburse the Registrant for potential costs of corporate indemnification of its directors and officers.

Item 16. Exhibits.

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement relating to common stock, preferred stock, depositary shares, debt securities, subscription rights, warrants, purchase contracts and purchase units.*

4.1	Second Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on August 11, 2023, incorporated by reference to Exhibit 3.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on August 11, 2023.

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock (included as Exhibit A to the Registrant’s Second Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on August 11, 2023.

4.3	Certificate of Designations, Preferences, and Rights of the Special Voting Preferred Stock (included as Exhibit B to Stifel Financial Corp.’s Second Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on August 11, 2023.

4.4	Certificate of Designations of 6.25% Non-Cumulative Preferred Stock, Series A (included as Exhibit C to Stifel Financial Corp.’s Second Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on August 11, 2023.

4.5	Certificate of Designations of 6.25% Non-Cumulative Preferred Stock, Series B (included as Exhibit D to Stifel Financial Corp.’s Second Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on August 11, 2023.

4.6	Certificate of Designations of 6.125% Preferred Stock, Series C (included as Exhibit E to Stifel Financial Corp.’s Second Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Stifel Financial Corp.’s Form 8-A filed on August 11, 2023.

4.7	Certificate of Designations of 4.50% Preferred Stock, Series D (included as Exhibit F to Stifel Financial Corp.’s Second Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Stifel Financial Corp.’s Form 8-A filed on August 11, 2023.

4.8	Second Amended and Restated By-Laws of Stifel Financial Corp., effective August 8, 2023, incorporated by reference to Exhibit 3.2 to Stifel Financial Corp.’s Current Report on Form 8-K filed on August 11, 2023.

4.9	Form of Indenture, by and between Stifel Financial Corp., as issuer, and U.S. Bank, National Association, as trustee, incorporated herein by reference to Exhibit 4.4 to Stifel Financial Corp.’s Registration Statement on Form S-3 filed on January 8, 2015.

4.10	Specimen Stock Certificate, incorporated herein by reference to Exhibit 7 to the Company’s Registration Statement on Form 8-A filed on April 29, 1987. (P)

4.11	Form of Preferred Stock (any amendment to Stifel Financial Corp.’s Restated Certificate of Incorporation authorizing the creation of any series of Preferred Stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein).*

4.12	Form of Debt Security.*

4.13	Form of Warrant Agreement (including form of Warrant).*

Exhibit Number	Description of Exhibit

4.14	Form of Deposit Agreement (including form of Depositary Receipt).*

4.15	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*

4.16	Form of Purchase Contract Agreement (including form of Purchase Contract).*

4.17	Form of Unit Agreement (including form of Unit Certificate).*

5.1	Opinion of Bryan Cave Leighton Paisner LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture.

107	Filing Fee Table.

*

To be filed either by a post-effective amendment to the registration statement or as an exhibit to a Current Report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated by reference herein.

(P)	Paper exhibits

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) If the warrants to be issued are to be offered to existing security holders of the registrant pursuant to warrants or rights and any securities not taken by security holders of the registrant are to be reoffered to the public, then the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

(8) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stifel Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and the State of Missouri, on this 14th day of September, 2023.

STIFEL FINANCIAL CORP.

/s/ Ronald J. Kruszewski
Ronald J. Kruszewski Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 14, 2023.

Signature	Title

/s/ Ronald J. Kruszewski Ronald J. Kruszewski	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ James M. Marischen James M. Marischen	Chief Financial Officer (Principal Financial and Accounting Officer)

* Adam T. Berlew	Director

* Maryam S. Brown	Director

* Michael W. Brown	Director

* Lisa L. Carnoy	Director

* James P. Kavanaugh	Director

* Robert E. Grady	Director

* Daniel J. Ludeman	Director

* Maura A. Markus	Director

Signature	Title

* David A. Peacock	Director

* Thomas W. Weisel	Director

* Michael J. Zimmerman	Director

*By	/s/ James M. Marischen
James M. Marischen
Attorney-in-fact